UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026 (March 2, 2026)

ADAPTI, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-53336	01-0884561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2278 Monitor St.,
Dallas, Texas	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 375-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosure in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item.

Item 3.02 Unregistered Sale of Equity Securities

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the acceleration and modification of the Option (as defined below) is incorporated by reference into this Item. The Option, as amended, is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Marilu Brassington as Chief Financial Officer and as a Member of the Board of Directors.

On March 2, 2026 (“Effective Date”), Marilu Brassington informed the board of directors (“Board”) of Adapti, Inc. (the “Company”) that she is resigning as chief financial officer, principal accounting officer, and as a member of the Board of the Company, as of Effective Date. Ms. Brassington’s resignation from the Board did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Ms. Brassington’s resignation, the Company and Ms. Brassington entered into a separation and release agreement on March 5, 2026 (“Separation Agreement”). Pursuant to the Separation Agreement, Ms. Brassington agreed to provide a customary release of claims and to provide transitional services to the company through March 31, 2026. In consideration thereof, the Company agreed to provide the following compensation and benefits (collectively, the “Separation Benefits”): (i) payment of $15,000 in wages through March 31, 2026, in accordance with the Company’s regular payroll practices; (ii) payment of previously accrued consulting fees of $80,000, payable on or before by March 31, 2027, provided that (a) $40,000 will become payable upon the Company raising at least $500,000 in net proceeds from the sale of its securities in an offering qualified pursuant to Regulation A under the Securities Act of 1933, as amended (“Reg A Offering”) and (b) an additional $40,000 will become payable upon the Company raising an additional $500,000 in net proceeds in such Reg A Offering resulting in an aggregate of least $1,000,000 of net proceeds received; (iii) the issuance of $60,000 of the Company’s common stock, valued at the closing price on March 31, 2026; and (iv) the accelerated vesting of 50,000 shares underlying Ms. Brassington’s non-qualified stock option grant issued on August 14, 2025 (the “Option”), having an exercise price of $3.08, which will be exercisable until August 13, 2030.

To be entitled to the Separation Benefits, Ms. Brassington must not revoke the Separation Agreement within the seven (7) day revocation period following the date she signed the Separation Agreement and comply with her obligations under the Separation Agreement.

The Separation Agreement also contains customary provisions and terms for agreements of this type.

The foregoing summary of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.01.

Appointment of Adam Nicosia as Interim Principal Financial and Accounting Officer

Effective March 2, 2026, Adam Nicosia, the Company’s current Chief Executive Officer, will serve as the Company’s principal financial and accounting officer, on an interim basis. The Company has additionally retained an outside consulting firm to assist Mr. Nicosia in his duties as principal financial and accounting officer.

Mr. Nicosia brings his 18+ years experience in developing direct and indirect, domestic and international distribution sales channels in mid-sized private companies. Mr. Nicosia has successfully developed and launched multiple retail brands, ranging from soft goods, sporting goods, personal care, electronics and commercial product lines. Each product line has attributed to more than 500 MM+ dollars in retail sales throughout the Club, Food and Drug, e-commerce, Hardware, Specialty and Mass Retail channels. From January 2022 to the present, Mr. Nicosia has been the Chief Executive Officer of Stuff International, Inc. From November 2023 to June 2024, Mr. Nicosia was the Head of Global Sales and Marketing of Blendtec. From November 2018 to November 2023, Mr. Nicosia was the VP Sales Business Development of Klymit. Mr. Nicosia holds a Bachelor of Business Administration from Westminster University in Utah.

Mr. Nicosia will not receive any additional compensation for serving as the Company’s interim principal financial and accounting officer.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Form of Separation Agreement between Adapti, Inc. and Marilu Brassington, dated March 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2026	Adapti, Inc.

	By:	/s/ Adam Nicosia
Adam Nicosia
Chief Executive Officer